CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report of Form 10-K of Peoples Financial Corp., Inc. of our report dated February 5, 1999, included in the Peoples Financial Corp., Inc. and Subsidiary Consolidated Financial Statements - December 31, 1998, 1997 and 1996.


Edwards, Leap & Sauer


March 22, 1999
Pittsburgh, Pennsylvania